BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                 _______________________________________


                        CERTIFICATION AND AGREEMENT
                                 for
                           DECRO NORDHOFF, L.P.



    CERTIFICATION AND AGREEMENT made as of September ___, 1996, by DECRO NORDHOFF, L.P., a California limited partnership (the "Operating Partnership"); and DECRO CHI CORPORATION, INC., a California non-profit public benefit corporation (the "General Partner"); for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV, L.P., a Delaware limited partnership (the "Investment Partnership"), BCTC 94, INC., a Delaware corporation (the "Special Limited Partner") and Hinckley, Allen & Snyder and certain other persons or entities described herein. The Investment Partnership and the Special Limited Partner shall hereinafter be referred to as the "Limited Partners."

    WHEREAS, the Operating Partnership proposes to admit the Limited Partners as the additional limited partners thereof pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of September ___,1996 (the "Partnership Agreement"), in accordance with which the Special Limited Partner will make a capital contribution of $10 to the Operating Partnership and the Investment Partnership will make certain capital contributions to the Operating Partnership.

    WHEREAS, the Limited Partners have relied upon certain information and representations described herein in evaluating the merits of investment by the Limited Partners in the Operating
Partnership;

    WHEREAS, Hinckley, Allen & Snyder, as counsel for the Limited
Partners will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction; and

    WHEREAS, Ted M. Handel, Esquire, as counsel for the Operating
Partnership and the General Partner, will rely on such information and representations in connection with its delivery of certain opinions with respect to this transaction.

    NOW, THEREFORE, to induce the Limited Partners to enter into the Partnership Agreement and become the limited partners of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the


Operating Partnership, the General Partner and the General Partner hereby agree as follows for the benefit of the Limited Partners and Hinckley, Allen & Snyder and certain other persons hereinafter described.

1.  Representations, Warranties and Covenants of the
Operating Partnership and the General Partner

    The Operating Partnership, the General Partner and the General Partner jointly and severally represent, warrant and certify to the Limited Partners and Hinckley, Allen & Snyder and Ted M. Handel, Esq., that, with respect to the Operating Partnership, as of the date hereof:

         1.01 The Operating Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own the Nordhoff Apartments (the "Apartment Complex") and conduct its business; the Operating Partnership, the General Partner and the General Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership, the General Partner and the General Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership, the General Partner or the General Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership, the General Partner or the General Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership, the General Partner and the General Partner enforceable against each of them in accordance with its terms.

         1.02 All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Limited Partners or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The General Partner have also delivered to the Limited Partners or their affiliates all documents and other information which has been requested by such parties. Since the date of the financial statements for the General Partner previously delivered, there has been no material adverse change in the financial position of either General Partner. The estimates of occupancy rates, operating expenses and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the General Partner.

    1.03 As of the date hereof, each of the representations contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the General Partner, the General Partner and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, General Partner and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

    1.04 Each of the representations and warranties contained in the Partnership Agreement is true and correct as of the date hereof.

    1.05 Each of the covenants and agreements of the Operating Partnership, the General Partner and the General Partner contained in the Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

    1.06 All conditions to admission of the Limited
Partners as limited partners of the Operating Partnership contained in the Partnership Agreement have been satisfied.

    1.07 No default has occurred and is continuing under the Partnership Agreement or any of the Project Documents (as such term is defined in the Partnership Agreement) for the Operating
Partnership.

    1.08 The General Partner agrees to take all actions necessary to claim the Projected Credit, including, without limitation, receiving and satisfying the conditions to the Carryover Allocation Agreement hereinafter referred to no later than December 31, 1996, the filing of Forms 8609 with the Internal Revenue Service.

    1.09 No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.

    1.10 The Operating Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

         1.11 The Operating Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

         1.12 No person or entity except the Operating
Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

         1.13 The General Partner is not related in any manner to the Limited Partners, nor is the General Partner acting as an agent of the Limited Partners.

         1.14 To the best of the undersigned's current knowledge after due inquiry, and except as set forth in those certain "Notices of Building(s), Structure(s) or Premises Classified as Either Hazardous, Substandard or a Nuisance-Abatement Proceedings" from the City of Los Angeles Department of Building and Safety (the "Building Department") recorded/filed with the Recorder's Office in Los Angeles County, California (the "Recorder's Office") as file numbers 95 1187726, 95 1187797, 95 1279432, 95 1323927, 95 1396799 and that certain Notice of Noncompliance from the Building Department recorded/filed with the Recorder's Office as file number 96 27918 (collectively the "Noncompliance Notices"), the Apartment Complex does not contain in a level above that deemed safe by all applicable governmental agencies, any substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. None of the Operating Partnership or the General Partner has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

         1.15 The General Partner is currently in the process of remedying all violations set forth in the Noncompliance Notices and shall complete said remediation process by May 31, 1997.

         1.16 To the best of the undersigned's current knowledge, based on that certain real estate appraisal prepared by Gold Coast Appraisals, Inc. dated September 18, 1995 and based upon the level of permanent debt financing for the Project, it is expected that the fair market value of the Operating Partnership's building(s) at the end of each year will be greater than the total amount of the Operating Partnership's liabilities, including accrued interest on such liabilities.

         1.17 The General Partner of the Operating Partnership is a tax-exempt entity.

         1.18 That the General Partner: (i) is a qualified nonprofit organization pursuant to IRC Sec. 42(h)(5) which satisfies all requirements set forth under IRC 501(c)(3) or IRC 501(c)(4); (ii) has been established as a nonprofit corporation under California law;
(iii) has "housing" as one of its exempt purposes; (iv) shall materially participate, within the meaning of IRC Sect. 469(h), in the development, operation and ownership of the project throughout the compliance period; and (v) is not, nor will be affiliated with, or controlled by a for-profit corporation.

         1.19 The interest of the General Partner in allocations of partnership profits from operations and capital transactions pursuant to the Partnership Agreement is set forth on Exhibit A and shall not be increased without prior consent of the Limited Partners.

         1.20 The General Partner is a 501(c)(3) corporation (non-profit, public benefit corporation) for tax purposes. If any affiliate of the General Partner is a tax-exempt entity and the General Partner is a "controlled entity" in relation to such tax-exempt entity, a timely election will be made under Code Section 168(h)(6)(F) so that no portion of the Apartment Complex will be treated as "tax exempt use property" as defined in Code Section 168(h).

         1.21 All representations made by the General Partner in the Partnership Agreement are incorporated herein by reference and are confirmed.

         1.22 There is a reasonable expectation that the Operating Partnership will be able to repay, as due, the principal and interest on the projected loans to the Operating Partnership based on the projected value of the Operating Partnership's property and building(s).

         1.23 An Extended Use Commitment (as defined in the Partnership Agreement) within the meaning of Code Section 42(h)(6) will be in effect with respect to the building(s) not later than the end of the taxable year in which any credit is taken with respect to any building and to which all Loan Documents will be subordinate.

         1.24 The Apartment Complex is located in a qualified census tract which qualifies the Apartment Complex for the 130% basis boost pursuant to Code Section 42.

         1.25 The amounts payable in development and property management fees to Decro Chi Corporation and National Housing
Ministries, respectively, are fair in light of the value and magnitude of the services rendered in consideration for such fees, and the services performed in consideration for the development fees relate solely to the acquisition or construction of the Apartment
Complex.

         1.26 For any building(s) not placed in service prior to December 31, 1996, (i) the Operating Partnership's basis in such building as of the close of 1996 will be more than 10% of the Operating Partnership's reasonably expected basis in such building as of the close of calendar year 1996 and (ii) the Operating Partnership shall enter into a Carryover Allocation agreement with the California Tax Credit Allocation Committee no later than December 31, 1996. The Company expects to incur basis - eligible expenses no later than December 31, 1996 in the following categories, and it is reasonable to project that those expenses will be incurred by the Company by December 31, 1996:

                                                                Estimated
Percent of Total
        Type of Cost                                    Reasonably Expected
Project Basis

         Acquisition
   26%
        Construction
  57%
        - Hard Costs (52%)
        - Soft Costs (5%)
        Developer's Fee (not more than 20%)                 9%
        Pre-Development                                                 4%
        Other
    3%

         1.27 Each of the representations made by the General
Partner in the Preliminary Reservation Letter between the Agency and the Operating Partnership dated as of May 6, 1996 (the "Credit
Reservation Agreement") is true and correct as of the date hereof.

         1.28 The General Partner shall enter into Carryover
Allocation Agreement not later than December 31, 1996 (the "Carryover Agreement") which Carryover Agreement shall be true and correct as of the date of execution thereof.

         1.29 Each of the covenants, agreements, and conditions contained in the Credit Reservation Agreement has been duly performed or satisfied by the Operating Partnership or its General Partner, as applicable, to the extent that performance of any such covenant or agreement or satisfaction of any condition is required on or prior to the date hereof, and the General Partner has no reason to believe that the covenants, agreements, and conditions required to be performed or satisfied after the date hereof will not be performed or satisfied in a timely manner.

         1.30 The General Partner has not received from the Agency any notice of default or of withdrawal or cancellation of the Tax Credit reservation or allocation to the Operating Partnership as described in the Credit Reservation Agreement.

         1.31 At the time the Limited Partners are admitted into the Partnership, the General Partner will have an aggregate net worth calculated on a consolidated basis in accordance with generally accepted accounting principals but not including the value of any equity or debt interest such General Partner have in the Partnership, equal to at least ten percent (10%) of the Capital Contributions to the Partnership, or in the alternative the General Partner shall at the time the Limited Partners are admitted into the Partnership, satisfy at least one of the requirements set forth in the last sentence of Section 4.07 of Internal Revenue Service Procedure 89-12, as the same may be modified from time to time.

         1.32 The General Partner will not reduce its aggregate interest, as General Partner, in the Partnership below 1% of all material items of the Partnership income, gain, loss, deduction, and credit. The 1% interest will be calculated without regard to any limited partner interest or interests in the Partnership that the General Partner have or may obtain.

         1.33 The General Partner and any entity that is related to the General Partner, or to the Operating Partnership and that receives a fee from the Operating Partnership, directly or indirectly, is on the accrual basis method of accounting for tax purposes.

         1.34 Decro Chi Corporation is the developer of the Apartment Complex pursuant to the Development Agreement by and between the Operating Partnership and Decro Chi Corporation dated as of the date herewith (the "Development Agreement"), and is on a cash-basis method of accounting for tax purposes.

         1.35 The General Partner will be actively involved in the management and operation of the Operating Partnership, will devote substantial and continuing attention to the activities of the Operating Partnership, and will provide substantial services to the Operating Partnership.

         1.36 The development and leasing activity in which the Operating Partnership will engage will not contain any material personal or recreational benefit for the partners of the Operating Partnership.

         1.37 The Operating Partnership will keep active records and carry out the proposed activity in a manner consistent with profitable businesses in the same activity.

         1.38 The Operating Partnership will have an objective to carry on businesses for profit and divide the gains therefrom.

         1.39 The Operating Partnership may earn a profit, including profit from appreciation in the value of the Apartment
Complex.

         1.40 The Mortgage Loans and all other debt financing of the Apartment Complex requires the noncontingent repayment of principal on or before a fixed maturity date, and will be considered and treated as a loan by lender.

         1.41 The Permanent Mortgage Loan shall be non-recourse to the Partnership and all partners of the Partnership, subject to standard exceptions to non-recourse status approved by tax counsel to the Investment Partnership.

         1.42 None of the Operating Partnership's lenders is a party from whom the Operating Partnership acquired any portion of the Apartment Complex, and none of the financing was issued in exchange for any portion of the Apartment Complex. None of the Operating Partnership's lenders will receive a fee with respect to the Operating Partnership's investment in the Apartment.

         1.43 Following is a description of any and all existing or proposed financing of the Apartment Complex that involves any direct or indirect grant or federal subsidy (including without limitation federal grants, below-market interest rate loans, and tax-exempt bonds):

              (a) $1,330,000 below market interest rate loan from the City of Los Angeles Housing Department which funds are available from CDBG Earthquake funds.

              There are no other direct or indirect grant or federal subsidy loans (as referred to above) being used to acquire or rehabilitate the Apartment Complex.

         1.44 The Project will not receive moderate rehabilitation assistance under Section 8(e)(2) of the United States Housing Act of 1937 (unless pursuant to the Stewart B. McKinney
Homeless Assistance Act of 1988).

         1.45 If the Apartment Complex is a scattered site project within the meaning of Code Section 42, 100% of the rental units in the Apartment Complex will be rent-restricted within the meaning of Code Section 42.

         1.46 All Units in the Apartment Complex are to be of equal quality and all Apartment Complex amenities are to be made available to all tenants on a comparable basis without separate fees.

2.  Indemnification

         2.01 The General Partner (for purposes of this Section
2.01, the "Indemnifying Party") agrees to indemnify and hold harmless the Limited Partners (for purposes of this Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any Indemnified Party against and from any and all claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, and expenses, of any nature whatsoever, suffered or incurred by the Investment Partnership, under or on account of the Hazardous Waste Laws or any similar laws or regulations, including the assertion of any lien thereunder, except for claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, or expenses arising from the Investment Partnership's own negligence, misconduct or fraud. For purposes of this Certification and Agreement, "Hazardous Substances" means oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous wastes or hazardous substances, as those terms are used in the Hazardous Waste Laws; and "Hazardous Waste Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and any other federal, state or local law governing Hazardous Substances, as such laws may be amended from time to time.

    This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Party may otherwise have.

         2.02 No Indemnifying Party shall be liable under the indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof.

3.  Miscellaneous

         3.01 This Certification and Agreement is made solely for the benefit of the Operating Partnership, the General Partner, Hinckley, Allen & Snyder and the Limited Partners (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

              3.02 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

              3.03 Terms defined in the Partnership Agreement but not otherwise defined herein shall have the meanings given them in the Partnership Agreement.



    IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

OPERATING PARTNERSHIP:

DECRO NORDHOFF, L.P. , a
California    limited partnership

By:  Decro Chi Corporation, a
     California non-profit
     public benefit
     corporation, its general
     partner


                 By: /s/ James P. Shaner
            Name: James P. Shaner
              Title: Secretary-Treasurer


GENERAL PARTNER:

DECRO CHI CORPORATION, a California
non-profit public benefit corporation



By: /s/ James P. Shaner
                   Name: James P. Shaner
                   Title:   Secretary-Treasurer



                                    EXHIBIT A

                       NORDHOFF APARTMENTS LIMITED PARTNERSHIP

                                     FACT SHEET

1.  Projected Sources and Uses of Funds

    Sources of Funds

      Perm. Mort Loan - Home Savings of America            660,000.00
    City of Los Angeles (CDBG)                                    1,330,000.00
       Deferred Development Fee
18,160.00


      Capital Contributions:
     General Partner
    100.00
     Investment Partnership                                        1,807,787.00

 3,816,047.00

   Application of Funds

   Total Construction Cost                                          1,636,960.00
   Developer Fee
   Architectural (Designer) &
324,900.00
   Engineering Fees
 76,000.00
   Land and Building Cost or Value                                 924,800.00
   Holding Costs/Security
38,851.00
   Tax Credit & Application                                           29,121.00
   Environmental & Appraisal                                         13,100.00
   Title and Recording
10,608.00
   Contingency
151,577.00
   Other Soft Costs & Fees                                          169,851.00
   Construction Loan Costs and Fees                               34,761.00
   Interest during Construction                                        80,000.00
   Permanent Loan Fees
29,700.00
   Construction Insurance
62,538.00
   Soft Cost Contingency
15,479.00
   Legal/Accounting Fees
80,000.00
   Taxes during Construction                                         12,723.00
   Syndication Legal/Consulting                                        73,078.00
   Operating Reserve
52,000.00
                                                     $3,816,047.00

2.  Construction Financing

A.       Lender: Home Savings of America, FSB
B.       Mortgage Amount: $1,243,382
C.       Note Date: _____________________


D.       Interest Rate:  Variable at Four (4%) percent over
            the Monthly Weighted Average
            Cost of Funds for 11th District
            Savings Institution
E.    Term:  15 months

3.  Permanent Financing

A.       Lender: Home Savings of America, FSB
B.       Mortgage Amount: 660,000
C.       Note Date: ______________________
D.       Interest Rate: Fixed at one and 95/100 percent
            (1.95%) over Federal Home Loan Bank of
            San Francisco Community Investment Program rate or Variable at Two and 75/100 percent (2.75%)
         over the Monthly Weighted Average Cost of Funds
            for 11th District Savings Institution
E.       Term:  300 months

4.  Eligible Basis: $2,555,440

5.  Qualified Basis:  $3,322,072

6.  General Partner Capital Contribution: $100

7.  Type of Credit:

8.  Rent-up Schedule:

       100% by July 31, 1997           38 units

9.  Projected Credit to the
    Investment Partnership (99%):

A.       $149,588 for 1997
B.       $285,649 per annum for each
            of the years 1998 through 2006
C.       $136,061 for 2007

10.      Tax Credit Approval:

A.       Application:
1.       Date:  ___________________
2.       Credit Amount Requested:  $______________ (annual)

B.       Credit Reservation (Conditional)
1.       Date:  May 1, 1996
2.       Credit Amount Reserved:  $287,214.00 (annual)

C.       Carryover Allocation:
1.       Date:  October 1, 1996
2.       Credit Amount Allocated: $ TO BE DETERMINED

D.       Credit Rate Lock-in Agreement
1.       Date:  TO BE DETERMINED
2.       Rate locked-in:  TO BE DETERMINED

E.       Form 8609
1.       Date:  POST CLOSING
2.       Credit Amount Allocated:  POST CLOSING

11.      Apartment Complex:

A.       Name:  Nordhoff Apartments
B.       Address: 15543 Nordhoff Street
C.       County:  Los Angeles
D.       Type of Project:  Thirty-Eight (38) garden-style units

12.      1996 Area (Los Angeles County) Median Income:  $51,300
         (per four (4) person household)

13.      Type of Apartments:  Garden Style Units in Two (2) Two-Story
      Buildings

                    Unit          Basic          Utility    Total
       Number            Square Ft.     Rent           Allowance          Rent

  (2)  1-bedroom                          $281           $ 55
$336
  (8)  2-bedroom                          $334           $ 70
$404
  (2)  3-bedroom                          $380           $ 86
$466
  (1)  4-bedroom                          $411           $109
$520
  (3)  1-bedroom                          $425           $ 55
$480
 (13)  3-bedroom                          $507           $ 70
$577
  (6)  3-bedroom                          $580           $ 86
$666
  (3)  4-bedroom                          $634           $109         $743
___
38 Total Units

14.      Difference between rents allowed
        by FMHA and rents allowed under
        the Rent Restriction Test:  N/A

15.      Rental Assistance:  None

16.      Annual Operating Expenses:  $136,829 (1998 first full year)

17.      Replacement Reserve Account

A.       Annual:  $ 7,600.00
B.       Total: ___________.__

18.      Operating Reserve Account:  $ 52,000.00

19.      Amount of Annual Asset Management Fee
         to Boston Capital Communications
        Tax Membership:  $  5,000.00

20.      Amount of Annual Company
      Management Fee:  $  5,000.00

21.      Amount of Total Depreciable
         Basis Allocated to Personal
        Property: $________.__

22.      Completion Date:  July 1997

23.      Total Capital Contribution of
         Investment Member: $1,807,787

24.      Schedule of Capital Contributions:

A.  $962,438 on latest to occur of:
         (i) Admission Date;
         (ii) Tax Credit Set Aside;
    (iii) Closing of Construction Mortgage Loan; or
         (iv) Permanent Mortgage Loan Commitment.

 B.      $599,663 on the latest to occur of:
         (i)  Completion Date;
         (ii)  Receipt of Carryover Allocation;
    (iii) Receipt of updated title insurance policy;
         (iv) Compliance with due diligence recommendations;
         (v) Receipt of payoff letter from contractor;
    (vi) Receipt of estoppel letter from lender; or
    (vii) Satisfaction of all prior conditions.

 C.      $213,900 on the latest to occur of:
         (i) Initial 100% Occupancy Date;
         (ii) Permanent Mortgage Commencement;
    (iii) Rental Achievement;
         (iv) Cost Certification;
           (v)  State Designation;
         (vi) Satisfaction of all prior conditions.

 D.      $31,786 on the latest to occur of:
         (i) Receipt of tax return and audited financial, statements for the year in which rental achievement occurs, or
         (ii) Satisfaction of all prior conditions.

 25. Fees, Special Distributions and Other Items to be paid from Capital Contributions

       A.  Development Fee:                  $324,900 (entire
                                                Development Fee paid
                                              from Capital
                                             Contributions)

       B.  Special Return of Member-Manager Capital   N/A

 26.     Consulting Fee to Boston Capital               N/A
         Partners, Inc.

 27.  General Partner:                          Decro Chi Corporation

      Address:

      Telephone Number:  (714) 974-0128

28.      Developer: Decro Chi Corporation

      Address:     446 South Anaheim Hills Road, Suite 105
                        Anaheim Hills, CA 92807
                            Attn: James P. Shaner

         Telephone Number:  (714) 974-0128

 29.     Ownership Interests


               Operating
                                        Tax Credit         Capital
 Cash
                                        Allocations        Transactions     Flow

    General Partner:             01.00%              75.00%             75.00%
 Investment Member:             99.00%              25.00%             25.00%
    Special Member:               0.00%              0.00%                 0.00%

 30.     Management Agent: National Housing Ministries, Inc.

    Contact Person:  Morgan Sly

    Address:  Western Region
         415 East Harvard Street, Suite 104
         Glendale, CA  91205

    Telephone Number:  (818) 246-1630

    Amount of Fee:  6% of Gross Receipts

 31.     Builder: Schaffel Development Company, Inc.

    Address:  15205 Burbank Blvd, Suite C
             Van Nvys, CA  91411

    Amount of Compensation: Contract sum of $1,421,000.00 subject to additions and deductions as provided in the Contract Documents

    Builder's Profit and Overhead:     $174,743

 32.      Architect:    FMSY Architects
              5567 Reseda Blvd., #209
              Tarzuna, CA 91356

Amount of Fee:  $76,000.00

 33.     Auditor:  Tapp, Tapp & Chu

    Contact Person:  Frank Chu
    Address:       404 East Las Tunas Drive
              Suite 208
              San Gabriel, CA 91776

    Telephone Number:  (818) 286-8897__________

 34.     Tax Return Preparer:  Tapp, Tapp & Chu

    Contact Person:  Frank Chu
    Address:       404 East Las Tunas Drive
              Suite 208
              San Gabriel, CA 91776


 35.     Federal Taxpayer ID Number: 33-083302

36. State Housing Credit Agency: California Tax Credit Allocation Committee ("TCAC")

37.      State Housing Agency LIHTC Number:  TCAC # CA-96-009

38.  Operating Deficit Guaranty   The General Partner shall
provide an limited operating deficit guarantee, which provided that the General Partner make Subordinated
Loans to the Partnership. In the event that such loans are not made, the Partnership shall utilize amounts otherwise payable to the Developer as installments of the Development Fee, as applicable.

39.      Guarantor(s):                      Decro Corporation





  cc:    Boston Capital Communications Tax Membership Accounting
 Department




                                                             Exhibit B

                 Certificate of Operating Partnership,
                            General Partner
                    Re: Lack of Disqualifications

    The Operating Partnership and its General Partner (as identified on the Amended and Restated Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that none of (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or
(2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) the officer, director, principal, promoter or general partner of any General Partner, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

         (1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of any refusal order or stop order thereunder entered within five years prior to the date hereof;

         (2) Has been convicted of or pleaded nolo contender to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

         (3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

         (4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

         (5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or en joins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code;

         (6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

         (7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

         (8) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the
Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

         (9) Has willfully aided, abetted, counseled, commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection
(8) hereof;

         (10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

         (11) Is subject to a currently effective state administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

         (12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

         (13) Is selling or has sold, or is offering or has offered for sale, in any state securities through any unregistered agent required to be registered under the California Securities Law of 1968, as amended (the "California Act") or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the California Act.

    If the Operating Partnership is subject to the requirements of
Section 12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).